Exhibit 2.1

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion and attached Articles of Incorporation are submitted to convert the following "Other Business Entity" into a Florida Profit Corporation in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

TriCord Hurricane Products LLC __________________________________________________________ .

(Enter Name of Other Business Entity)
limited liability company
2. The "Other Business Entity" is a ________________________________________________________
(Enter entity type. Example: limited liability company, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of  Florida___________________________________.
(Enter state, or if a non-U.S. entity, the name of the country)
February 7, 2007
on __________________________________________________________________________________

(Enter date "Other Business Entity" was first organized, formed or incorporated)

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

____________________________________________________________________________________

4. The name of the Florida Profit Corporation as set forth in the attached Articles of Incorporation:

TriCord Hurricane Products, Inc.
_____________________________________________________________________________________

(Enter Name of Florida Profit Corporation)

5. If not effective on the date of filing, enter the effective date:  November 19, 2007  (The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein.)

Signed this 20th day of November

Signature: /s/ Charlie Hess
(Must be signed by a Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator.)

Printed Name: Charlie Hess Title: President

Fees:	Certificate of Conversion: Fees for Florida Articles of Incorporation: Certified Copy: Certificate of Status:	$35.00 $70.00 $8.75 (Optional) $8.75 (Optional)

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